                              WHOLESALING AGREEMENT


AGREEMENT dated as of October   , 1999 by and among LINCOLN LIFE & ANNUITY
COMPANY OF NEW YORK ("LNY"), a New York insurance corporation, LINCOLN FINANCIAL ADVISORS CORPORATION ("LFA"), an Indiana corporation, in its capacity as principal underwriter for one or more of LNY's life insurance and/or annuity separate accounts, and DELAWARE DISTRIBUTORS, L.P., a Delaware limited partnership (hereinafter referred to as "DELAWARE").

                                   WITNESSETH:

WHEREAS, LNY issues and sells certain variable annuity and variable life insurance contracts and uses LFA as its principal underwriter for such contracts; and WHEREAS, LNY, LFA and DELAWARE desire to establish an arrangement whereby DELAWARE will act as a wholesaler for such variable annuity and variable life insurance contracts and, as such, will recruit business firms to distribute such contracts; NOW, THEREFORE, in consideration of their mutual promises, LNY, LFA and DELAWARE hereby agree as follows:

1.      DEFINITIONS

        a.      1933 ACT - The Securities Act of 1933, as amended.

        b.      1934 ACT - The Securities Exchange Act of 1934, as amended.

        c.      1940 ACT - The Investment Company Act of 1940, as amended.

        d. ACCOUNT - Each and any separate account established by LNY and listed on Schedule 1.d to this Agreement, as amended from time to time in accordance with Section 2.e of this Agreement. The phrase "Account supporting the Contracts" or "Account supporting a class of Contracts" shall mean the separate account identified in such Contracts as the separate account to which the Purchase Payments made, net of any front-end charges, under such Contracts are allocated and as to which income, gains ad losses, whether or not realized, from assets allocated to such separate account, are, in accordance with such Contracts, credited to or charged against such separate account without regard to other income, gains, or losses of LNY or any other separate account established by LNY.

        e. ASSOCIATED PERSON - This term as used in this Agreement shall have the meaning assigned to it in the 1934 Act.

        f. BROKER - An entity registered as a broker-dealer and licensed as a life insurance agency or associated with an entity so licensed in accordance with any applicable SEC no-action letter, and recruited by DELAWARE and subsequently authorized by LNY to distribute the Contracts pursuant to the sales agreement with LFA entered into in accordance with Section 3 of this Agreement.

        g. CONTRACTS - The variable annuity contracts or variable life insurance contracts described more specifically on Schedule 1.g to this Agreement, as amended from time to time pursuant to
                Section 2.e. The term "Contracts" shall include any riders to such contracts and any other contracts offered in connection therewith or any contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable annuity contracts or variable life insurance contracts, as the case may be, issued on the same policy form or forms and covered by the same Registration Statement, as shown on Schedule 1.g to this Agreement.

        h. DISTRIBUTOR - LINCOLN FINANCIAL ADVISORS CORPORATION, principal underwriter for the Contracts.

        i. FUND - any fund or series thereof in which an Account supporting the Contracts invests. (Plural, "Funds")

        j. FUND PROSPECTUS - At any time while this Agreement is in effect, the prospectus for a Fund most recently filed with the SEC pursuant to Rule 485 and Rule 497 under the 1933 Act. (For purposes of Section 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this Section 1.j.)

        k. FUND REGISTRATION STATEMENT - At any time while this Agreement is in effect, the currently effective registration statement of a fund filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of a fund. (For purposes of Section 11 of this Agreement, however, the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this Section 1.k.)

        l. NASD - Collectively, The National Association of Securities Dealers, Inc. ("Association") and NASD Regulation, Inc. ("NASDR").

        m. PARTICIPATION AGREEMENT - an agreement between LNY and a Fund relating to the investment of assets of LNY separate accounts in such Fund.

        n. PROCEDURES - The administrative procedures prepared and distributed by LNY or LFA, as such may be amended or supplemented from time to time, relating to the solicitation, sale, issue and delivery of the Contracts.

        o. PROSPECTUS - At any time while this Agreement is in effect, the current prospectus relating to the Contracts most recently filed with the SEC pursuant to Rule 485 or Rule 497 of the 1933 Act. (For purposes of Section 5.a and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this
                Section 1.o.)

        p. PREMIUM PAYMENT - a payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

        q. REGISTRATION STATEMENT - At any time while this Agreement is in effect the pending or currently effective registration statement (including post-effective amendments) filed with the SEC under the 1933 Act, as applicable, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 5.a and 11 of this Agreement, however, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this
                Section 1.q.)

        r. REGULATIONS - The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the NASD, as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.

        s. REPRESENTATIVE - An Associated Person of DELAWARE or a Broker registered with the NASD as a registered representative or principal of DELAWARE or Broker, as the case may be.

        t.      SEC - The Securities and Exchange Commission.

        u. STATE - Any state or commonwealth of the United States, the District of Columbia or any other territory of the United States.

        v. TERRITORY - Any State or territory of the United States (including the District of Columbia) where the contracts have been filed and approved for sale by the appropriate regulatory authorities.

        w. WHOLESALER - DELAWARE when it performs the functions assigned to it in this agreement (including, but not by way of limitation, those functions set forth in Sections 2, 3 and 4 hereof).

2.       APPOINTMENT AND WHOLESALING DUTIES

        a. LNY and LFA hereby authorize DELAWARE under applicable securities laws to engage in the activities contemplated in this Agreement relating to the wholesaling of the Contracts for which LFA acts as principal underwriter.

        b. DELAWARE undertakes to use its best efforts to contact, recruit, screen, and recommend Brokers in accordance with Section 3 of this Agreement, consistent with market conditions and compliance with its responsibilities under the federal securities laws and regulations.

        c. (1) The appointment and authorization of DELAWARE to engage in wholesaling activities pursuant to this Agreement is exclusive as to the Contracts listed on Schedule 1.g, as amended from time to time in accordance with Section 2.e of this Agreement. LNY and LFA shall not authorize any other person to engage in wholesaling activities with respect to the Contracts or to recruit business firms to engage in wholesaling activities with respect to the Contracts (other than business firms recommended by DELAWARE pursuant to Section 3 of this Agreement) without DELAWARE's prior written consent, nor shall LNY and LFA separately engage in wholesaling or distribution activities relating to the Contracts. Nothing in this Agreement, however, shall preclude or limit LFA's ability to distribute the Contracts through its own registered representative.
                (2) To the extent that any Contract offers a general account option, LNY shall, if required by the SEC, register that option under the 1933 Act.
                (3) LNY shall register each Account with the SEC. The subaccounts of each Account available under the Contracts or a class of Contracts are listed on Schedule 1.a to this Agreement, as amended form time to time in accordance with Section 2.e of this Agreement.

        d. LNY shall obtain appropriate authorizations, to the extent necessary, whether by Registration, qualification, approval or otherwise, for the issuance and sale of the Contracts in any State. From time to time LNY shall notify DELAWARE in writing of all States other than New York in which each class of Contract may then lawfully be offered.

        e. The parties to this Agreement may amend Schedules 1.d and 1.g to this Agreement from time to time by mutual agreement to reflect changes in or relating to the Contracts and the Accounts and to add new classes of variable annuity contracts and variable life insurance contracts to be issued by LNY for which DELAWARE will act as wholesaler. The provisions of this Agreement shall be equally applicable to each such class of Contracts, unless the context otherwise requires.
                Schedule 9.a to this Agreement may be amended only by mutual agreement of the parties to this Agreement pursuant to Section 9 of this Agreement.
        f. Either party may recommend the addition of funding options for one or more Accounts. DELAWARE will have final approval of fund additions (including additions pursuant to substitutions) as long as each such addition satisfies LNY's then current selection criteria.

3.       RECRUITMENT OF BROKERS AND RELATED RESPONSIBILITIES

        a. LNY hereby authorized DELWARE to contact, recruit, screen, and recommend to LNY and LFA business firms appropriate to act as Brokers for the sale of the Contracts, and DELAWARE agrees to do so. DELAWARE will use its best efforts, upon diligent inquiry, to recruit only Brokers. LNY shall have the right to reject any such recommendation, but shall not do so arbitrarily or unreasonably.

        b.      LNY shall have the responsibility for and bear the cost of:
                (i)executing appropriate sales agreements with the business firms recommended by DELAWARE; and (ii) appointing and renewing appointments for, such business firms, and/or Associate Persons of such firms, as insurance agents of LNY in those states where such business firms and/or Associated Persons possess insurance agent licenses (except as provided in Section 9.c hereof). DELAWARE shall provide LNY with such information as LNY requests for this process. Neither DELAWARE nor LFA nor LNY shall have responsibility for, or bear the cost of, any registration or licensing of Brokers or any of their Associated Persons with the SEC, NASD or any state insurance governmental or regulatory agency. LNY shall maintain the appointment records of all agents appointed by LNY to distribute the Contracts contemplated by this Agreement.

        c. Any sales agreement entered into by LFA with a Broker shall provide that:
                (1) The Broker (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts;
                (2) Premium Payments shall be made payable to LNY and shall be delivered together with all applications and related information in accordance with the Procedures;
                (3) The Broker shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law;
                (4) The Broker and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by LNY and filed with the appropriate governmental or regulatory agencies; and
                (5) The Broker shall not have authority, on behalf of LNY, LFA or DELAWARE, to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium Payment; to receive any monies or Premium Payments (except for the sole purpose of forwarding monies or Premium Payments to LNY); or to expend, or contract for the expenditure of, funds of LNY, LFA or DELAWARE.

        d. DELAWARE shall provide assistance to LNY at a level acceptable to LNY, to facilitate the appointment of Brokers and their Representatives.

        e. DELAWARE shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons (but not Brokers or their Representatives unaffiliated with DELAWARE), for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal securities laws and state securities and insurance laws applicable to the wholesaling activities contemplated in this Agreement. DELAWARE shall be responsible for the maintenance and updating of broker-dealer or agent registrations that they determine to be necessary for themselves and/or their Associated Persons pursuant to any federal or state securities law or state insurance law.

        f. DELAWARE, LFA and LNY will have no supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Conduct Rules) with respect to Brokers or their Representatives. Under no circumstances will DELAWARE be responsible for Brokers' or Broker's Representatives' failure to comply with the Procedures.

        g. DELAWARE shall not have authority on behalf of LNY or LFA to make, alter or discharge any Contract or other contract entered into to extend the time of paying any Premium Payment; or to receive any monies or Purchase Payments. DELAWARE shall not expend, nor contract for the expenditure of, funds of LNY or LFA; nor shall DELAWARE possess or exercise any authority on behalf of LNY or LFA other than that expressly conferred on DELAWARE by this Agreement.

        h. DELAWARE shall act as an independent contractor in the performance of its duties and obligations under this Agreement, and nothing contained in this Agreement shall constitute DELAWARE or its respective Associated Persons employees of LNY or LFA in connection with the wholesaling activities contemplated by this Agreement or otherwise.

        i. DELAWARE shall not purchase Contracts from, nor sell Contracts for, LNY, nor shall it have any direct or indirect participation in such undertakings, and nothing contained in this Agreement shall constitute DELAWARE an "underwriter" or a "principal underwriter" of any of the Contracts, as those terms are defined in the 1933, 1934 or 1940 Acts.

        j. The Distributor of the Contracts, as the term "Distributor" is customarily used in the variable insurance products industry, shall be LFA. LNY shall be identified as such in all sales, promotional, and advertising materials for the Contracts.

4.      MARKETING AND SALES MATERIAL

        a.      (1)    DELAWARE shall be responsible for drafting and designing
                all promotional, sales and advertising materials to be developed for filing pursuant to section 4(a)(3). LNY and LFA will cooperate with DELAWARE in the development of these materials. No such materials shall be used without the prior approval of LNY and LFA, which approval shall not be unreasonably withheld.
                (2) LNY/LFA shall be responsible for maintaining that portion of any World Wide Web site(s) relating to the Contracts and their distribution. DELAWARE will not, without prior authorization in writing from LNY or LFA, establish direct or indirect hyperlinks or other electronic connections between the Web site(s) described in the preceding sentence and any current or future Web site(s) in use or to be used for or in connection with any other products or services.
                (3)     (a)    DELAWARE shall be responsible for filing with the
                NASD, as required, all promotional, sales and advertising material developed for use with the Contracts, and shall be responsible for doing any necessary followup with the NASD.
                LFA shall provide DELAWARE with final copies of all such material developed it or by LNY, and shall not use such material until DELAWARE has informed LFA that such material has been filed with and where appropriate, reviewed by, the NASD. LFA and DELAWARE agree to cooperate in implementing requests for changes received from the NASD.
                        (b) LNY shall be responsible for filing, as required, all promotional, sales and advertising material, developed for use with the Contracts, with any other federal or state governmental or regulatory agencies, including any state insurance governmental or regulatory agencies.

                (4) With respect to all promotional, sales and advertising material developed by DELAWARE, LFA and LNY shall have a reasonable period of time, not to exceed five full business days, for review of each of such material. In response to this material, LFA may provide to DELAWARE: (1) changes, if any, which LFA deems mandatory; and (2) changes which LFA deems optional. DELAWARE will make the mandatory changes. In addition, DELAWARE may make the optional changes, at its discretion. Once DELAWARE has completed the processing of all changes, DELAWARE will provide proof copy to LFA for LFA's final approval before the materials are filed with the NASD and disseminated to Brokers and/or to the public.

        b. DELAWARE acknowledges that LNY shall have the unconditional right to reject, in whole or in part, any application for a Contract. In the event an application is rejected, any Premium Payment submitted will be returned by or on behalf of LNY. In that event, LNY or LFA on its behalf will use its best efforts to so notify DELAWARE when it notifies the Broker/Dealer which submitted the Premium Payment.
                In the event that a purchaser exercises the free look right under the Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of LNY. LNY will follow the same notification procedure that it uses for rejected applications.

        c.      (1)     DELAWARE will bear the cost of printing and mailing:

                        (a) all preliminary and definitive Contract Prospectuses used for sales purposes; and

                        (b) all preliminary and definitive Fund Prospectuses used for sales purposes, except to the extent that these expenses are borne by a Fund pursuant to the relevant Fund Participation Agreement.

                        (2)     LNY will bear the cost of:
                                (a)     preparing, printing and mailing all
                                preliminary and definitive Contract Prospectuses used for other than sales purposes; and
                                (b) printing and mailing all preliminary and definitive Fund Prospectuses used for other than sales purposes, except to the extent that these expenses are borne by a Fund pursuant to the relevant Fund Participation Agreement.

        d. DELAWARE will pay the following expenses contemplated by this Agreement for: (i) the compensation, if any, of its Associated Persons; (ii) expenses associated with the initial and ongoing NASD licensing and training of its Associated Persons involved in the wholesaling activities; (iii) the drafting, design, printing and mailing of all promotional, sales or advertising material developed by DELAWARE for use in connection with the distribution of the Contracts; (iv) expenses associated with telecommunications with LNY and LFA at the sites of DE LAWARE or its Associated Persons, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges for their Associated Persons; (v) continuing education courses sponsored by DELAWARE for all Brokers and relating to the contracts; (vi) fees associated with NASD filings of promotional, sales or advertising material developed by DELAWARE; (vii) development and maintenance of DELAWARE's Internet Web sites and related functions; (viii) media advertising and promotion (e.g., broker trade journals) for use in connection with the distribution of the Contracts; and (ix) any other expenses incurred by DELAWARE or its Associated Persons for the purpose of carrying out the obligations of DELAWARE hereunder.

        e. LNY will pay all expenses in connection with: (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statement and each preliminary Prospectus and definitive Prospectus; (ii) the preparation and issuance of the Contracts; (iii) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of the States; (iv) registration fees for the Contracts payable to the SEC or to any other governmental or regulatory agency; (v) the mailing of Prospectuses for the Contracts and Fund Prospectuses and any supplements thereto, as required by federal securities laws, and proxy soliciting materials and periodic reports relating to a Fund or the Accounts to Contractowners; (vi) the printing of applications, the Procedures and any other administrative forms utilized in connection with the servicing of the Contracts; (vii) compensation as provided in Section 9 hereof; (viii) the design and maintenance of any product-specific Web site for the contracts, if LNY determines that such a Web site is necessary or advisable; and (ix) any other expenses related to the distribution of the Contracts except as provided in Sections 4.c and 4.d of this Agreement.

        f.      Except to the extent for which DELAWARE is responsible under section 6.5 hereof, LNY alone shall be responsible for and bear the cost of administration of the Contracts following their issues, including all Contractowner service and communication activities.

        g. LFA will confirm to each owner of a Contract, in accordance with Rule 10b-10 under the 1934 Act, LNY's acceptance of Premium Payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act. Except for material which is required by law to accompany these confirmations, nothing shall be included with them that has not been approved in advance by LNY or LFA and DELAWARE.

5.      REPRESENTATIONS AND WARRANTIES

        a. LNY represents and warrants to DELAWARE, as of the effective date of each Registration Statement for the Contracts (or class of Contracts) and at each time that a Contract is sold, as follows:
                (1) The Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.
                (2) The Registration Statement and the Prospectus each comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 5.a(2) shall apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to LNY in writing by DELAWARE expressly for use in the Registration Statement.
                (3) LNY has not received notice from the SEC with respect to the Registration Statement or the Account supporting the Contracts described in the Registration Statement pursuant to
                Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.
                (4) The accountants who certified the financial statements included the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act, the 1940 Act and the Regulations.
                (5) The financial statements included in the Registration Statement for the Account and for LNY present fairly the respective financial positions of LNY and the Account supporting the Contracts described in the Registration Statement as of the dates indicated; and, for the Account, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and for LNY, such financial statements have been prepared in conformity with statutory accounting principles in the United States applied on a consistent basis.
                (6) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospects, there has not been any material adverse change in the condition, financial or otherwise, of LNY or the Account supporting the Contracts described in the Registration Statement that would cause such information to be materially misleading.
                (7) LNY has been duly organized and is validly existing as a corporation in good standing under the laws of New York, with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus, is duly qualified to transact the business of a life insurance company and is validly existing or in good standing in each State in which the Contracts are or will be offered.
                (8) Each Account supporting the Contracts described in the Registration Statement has been duly authorized and established and is validly existing as an insurance company separate account under the laws of New York and is duly registered with the SEC as a unit investment trust under the 1940 Act.
                (9) The form of the Contracts has been (or, before it is offered for sale, will be) approved to the extent required by the New York Superintendent of Insurance and by the governmental agency responsible for regulating insurance companies in each other state in which the Contracts are offered.
                (10) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action by LNY and when so executed and delivered this Agreement will be the valid and binding obligation of LNY enforceable in accordance with its terms.
                (11) LNY has filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder for the Account supporting the Contracts described in the Registration Statement, and such registration is (or, prior to being offered to the public, will be) effective; there are no agreements or documents required by the 1933 Act, the 1940 Act or the Regulations to be filed with the SEC as exhibits to the Registration Statement that have not been so filed; and LNY has obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Account supporting the Contracts described in the Registration statement, as contemplated in the Prospectus.
                (12) The Contracts have been duly authorized by LNY and conform to the descriptions thereof in the Registration Statement and the Prospectus and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of LNY in accordance with their terms.

        b. DELAWARE represents and warrants to LNY and LFA on the date hereof as follows:
                (1) DELAWARE has been duly organized and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own, lease and operate its properties and conduct its business as a broker-dealer registered with the SEC and with the securities commission of every State where such registration is required, and is a member in good standing of the NASD.

                (2) DELAWARE has taken all action including, without limitation, those necessary under its limited partnership agreement, by-laws and applicable state law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

                (3) DELAWARE is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.

        c. LFA represents and warrants to DELAWARE in the date hereof as follows:
                (1) Delaware has been duly organized and is validly existing as a limited partnership in good standing under the laws of Indiana with full power and authority to own, lease and operate its properties and conduct its business as a broker-dealer registered with the SEC and with the securities commission of every State where such registration is required, and is a member in good standing of the NASD.
                (2) DELAWARE has taken all action including, without limitation, those necessary under its charter, by-laws and applicable state law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.
                (3) DELAWARE is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.

6.      ADDITIONAL RESPONSIBILITIES OF LNY

        a.      LNY shall:
                (1) maintain the registration of the Contracts with the SEC and any state securities commissions of any State where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued using its best efforts to cause such stop order to be withdrawn;
                (2) maintain the approval or other authorization of the Contract forms where required under the insurance laws and regulations of any State;
                (3) keep such registration, approval and authorization in effect thereafter so long as the Contracts are outstanding, to the extent required by law; and

        b. During the term of this Agreement, LNY shall take all action required to cause each class of Contracts to comply, and to continue to comply, as annuity contracts or life insurance contracts, as the case may be, and to cause the Registration Statement and the Prospectus for each class of Contracts to comply, and to continue to comply, with all applicable federal laws and regulations and all applicable laws and regulations of each State.

        c. LNY, during the term of this Agreement, shall notify DELAWARE immediately:
                (1) When each Registration Statement (or amendment or supplement to it) has become effective;
                (2) Of the initiation of any legal proceeding commenced by any regulatory body or by any third party alleging that any material statement made in a Registration Statement or a Prospectus is untrue in any material respect or results in a material omission in a Registration Statement or Prospectus;
                (3) Of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto; or the initiation by the SEC of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts (or class of Contracts);

                (4) Of all those States in which registration of the Contracts (or class of Contracts) is required under the securities or blue-sky laws, and the date on which such registrations have become effective.

        d. LNY shall furnish to DELAWARE without charge, promptly after filing, on copy of each Registration Statement as originally filed, including financial statements and all exhibits (including exhibits incorporated therein by reference).

        e. LNY shall file in a timely manner all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations.

        f. LNY shall provide DELAWARE access to such records, officers and employees of LNY and of each Account at reasonable times as is necessary to enable DELAWARE to fulfill its obligations under the federal securities laws, Regulations and NASD rules.

6.5     ADDITIONAL RESPONSIBILITIES OF DELAWARE
        DELAWARE shall:

        a. assist LNY with certain administrative activities relating to the Contracts, to the extent agreed upon from time to time by LNY and DELAWARE.

        b. provide LNY and LFA access to such of its records, officers and employees at reasonable times as is necessary to enable each of LNY and LFA to fulfill its obligations under the federal securities laws and the Regulations.

        c. be responsible for duplication and distribution of illustration and asset allocation software programs originated by LNY.

7.      CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS OF DELAWARE, LNY AND
        LFA

        a. LNY acknowledges that the names and addresses of all customers and prospective customers (for purposes of this Section 7.a, the terms "customers" and "prospective customers" shall not mean Brokers) of any Broker that may come to the attention of LNY or LFA as a result of its relationship with any Broker and not from any independent source, are confidential and shall not be used by LNY or LFA for any purpose whatsoever, except (1) as agreed upon between LNY or LFA and any Broker; and (2) as may be necessary in connection with the administration of the Contracts sold by the Brokers, including responses to specific requests made to LNY for service by Contractowners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. The restrictions set forth in the previous sentence do not apply if and to the extent a Broker knowingly discloses the names and addresses of its customers or prospective customers to LNY or LFA outside the operation of this Agreement. In no event shall the names and addresses of such customers and prospective customers be furnished by LNY to any other person not affiliated with LNY or LFA. The intent of this paragraph is that LNY and LFA shall not utilize or permit to be utilized (other than as provided above) its knowledge of any Broker, derived as a result of the relationship created through the funding and sale of the Contracts, for the solicitation of sales of any product or service other than the Contracts. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

        b. The intellectual property rights of the parties are set forth in Exhibit A to this Agreement, which is hereby incorporated herein by this reference.

8.      RECORDS
        LNY, LFA and DELAWARE each shall maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of LNY, the Account, LFA and DELAWARE as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts paid by LNY hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to each other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required under compulsion of law.

9.      COMPENSATION
        a.      BASIS.
                (1) LNY shall compensate DELAWARE for sales of the Contracts by the Brokers pursuant to Schedule 9.a to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Such compensation shall be based on Premium Payments received and accepted by LNY for all Contracts issued on applications obtained by the Brokers or any of their respective Representatives. LNY will pay compensation due DELAWARE in accordance with the procedures set forth on Schedule 9.a. The compensation provided for in this
                Section 9 shall cease after the termination date of the Agreement.
                (2) If LNY informs DELAWARE that any State, by insurance rule, regulation or statue, prohibits any payment of compensation by LNY to a class of business entities including DELAWARE, DELAWARE shall designate in writing a business entity or natural person, including an insurance agency affiliate of DELAWARE meeting the requirements of such State, to receive any amounts that may otherwise be payable to DELAWARE hereunder, and LNY shall have the right to rely upon the legality of all such designations. DELAWARE may change such designation from time to time, upon prior written notice to LNY. Any payments made by LNY to any person or entity so designated by DELAWARE shall discharge LNY's liability to DELAWARE hereunder.
                (3) If a purchaser rescinds a Contract or exercises a right to surrender a contract for return of all Premium Payments, DELAWARE will repay to LNY, on demand, the amount of any compensation it received on the Premium Payments returned.

        b. INDEBTEDNESS. Nothing in this Agreement shall be construed as giving DELAWARE the right to incur any indebtedness on behalf of LNY.

        c. RENEWAL APPOINTMENT FEES FOR LOW-PRODUCING FIRMS AND ASSOCIATED PERSONS. LNY shall consult with DELAWARE prior to any refusal by LNY, on grounds of insufficient production of premium income for LNY products, to renew the appointment of any firm or Associated Person appointed to LNY under Section 3.b above. DELAWARE shall not unreasonably object to any such non-renewal.

        d. REPORTING. DELAWARE shall be responsible for all tax reporting information DELAWARE is required to provide under applicable tax law to its Associated Persons with respect to the Contracts. Nothing contained in this Agreement or any sales agreement with a Broker is to be construed to require DELAWARE to provide any tax reporting information directly or indirectly to any unaffiliated Broker or its Representatives.

10.     INVESTIGATION AND PROCEEDINGS

        a. LNY, LFA and DELAWARE will cooperate fully in any securities or insurance regulatory investigation or proceeding, or judicial proceeding brought by any regulatory authority, arising in connection with the offering, sale or distribution of the Contracts for which DELAWARE acts as wholesaler pursuant to this Agreement. Without limiting the foregoing, each party agrees to furnish to the other party any official notices received about these proceedings.
                (1) In the case of a complaint involving the terms of the Contract, DELAWARE will provide LNY and LFA with all available information and will cooperate fully in LNY's and LFA's investigation of the complaint.
                (2) In the case of a complaint involving DELAWARE, LNY or LFA will provide DELAWARE with all available information and will cooperate fully in DELAWARE's investigation of the complaint.

11.     INDEMNIFICATION

        a. LNY shall indemnify and hold harmless DELAWARE and any officer, director, employee or agent of DELAWARE, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with any action, suit or proceeding, or any amount paid in settlement thereof with the prior approval of LNY), to which DELAWARE and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:
                (1) arise out of or are based upon: (a) any untrue statement or allege untrue statement of a material fact contained in (i) any Registration Statement, Prospectus, Blue-Sky application or other document executed by LNY specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of the United States or any State; (ii) any promotional, sales or advertising material for the Contracts;
                (iii) the Contracts themselves; or (iv) any amendment or supplement to any of the foregoing; or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in case of (a) or (b) above this obligation to indemnify shall not apply if such untrue statement or omission or such alleged untrue statement or alleged omission was made in reliance upon ad in conformity with information furnished in writing to LNY by DELAWARE specifically for use in the preparation of any such Registration Statement, Prospectus or Blue-Sky application or other document, material, or Contract (or any such amendment or supplement thereto),
                (2) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact by or on behalf of LNY (other than statements or representations contained in any Fund Registration Statement, Fund Prospectus or promotional, sales or advertising material of a Fund that were not supplied by LNY or by persons under its control) or the gross negligence or intentional misconduct of LNY or persons under its control with respect to the sale or distribution of the Contracts; or
                (3) result because of the terms of any Contract or because of any material breach by LNY of any terms of this Agreement or of any Contracts or that proximately result from any activities of LNY's officers, directors, employees or agents or their failure to take action in connection with the sale of a Contract, to the extent of LNY's obligations under the Agreement or otherwise, or the processing or administration of the Contracts.

                        This indemnification obligation will be in addition to
                any liability that LNY may otherwise have; provided, however, that DELAWARE shall not be entitled to indemnification pursuant to this Section 11.a if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by DELAWARE.

        b. DELAWARE shall indemnify and hold harmless LNY and LFA and any officer, director, employee or agent of LNY or LFA, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with, any action, suit or proceeding or any amount paid in settlement thereof wit the prior approval of DELAWARE), to which LNY and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:
                (1) (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Blue-Sky application or other document executed by LNY specifically for the purposes of qualifying any or all of the Contracts for sale under the securities law of any state (or any amendment or supplement to the foregoing), or (b) omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made; in the case of (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to LNY by DELAWARE specifically for use in the preparation of any such Registration Statement, Prospectus, such Blue-Sky application or other document (or any such amendment or supplement thereto); or

                (2) any use of promotional, sales or advertising material for the Contracts not authorized by LNY or LFA pursuant to
                Section 4.a of this Agreement or any
                verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by DELAWARE under federal securities laws or NASD regulations (but not including state insurance laws, compliance with which is a responsibility of LNY under this Agreement or otherwise); or
                (3) claims by agents, representatives or employees of DELAWARE for commissions or other compensation or remuneration of any type; or
                (4) any material breach by DELAWARE of any provision of this Agreement. This indemnification obligation will be in addition to any liability that DELAWARE may otherwise have; provided, however, that LNY shall not be entitled to indemnification pursuant to this Section 11.b if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by LNY

        c. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the counsel would be inappropriate due to the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        d. The indemnification provisions contained in this Section 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of LNY or by or on behalf of any controlling or affiliated person thereof, (ii) delivery of any Contracts and Purchase Payments therefore, or
                (iii) any termination of this Agreement. A successor by law of DELAWARE, LFA or LNY, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this
                Section 11.

12.     TERMINATION

        a. This Agreement may be terminated at the option of any party upon 90 calendar days advance written notice to the other party;

        b. This Agreement shall terminate automatically if it is assigned; provided, however, that a transaction will not be deemed an assignment if it does no result in a change of actual control or management of a party. This Agreement may be terminated at the option of one party upon the other party's material breach of any provision of this Agreement.

        c. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to settle accounts hereunder, including incurred compensation; and (ii) the provisions contained in Sections 7 and 11 of this Agreement.

13. RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

        Failure of one party to insist upon strict compliance by an other party with any of the conditions of this Agreement in any one instance shall not be construed as a waiver of any of the conditions for any subsequent instance, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

14. NOTICES. All notices hereunder are to be in writing and shall be given, if to LNY, to:

                                    Michael Antrobus
                                    Annuities Product Management
                                    Lincoln Life & Annuity Company of New York
                                    c/o Lincoln National Life Insurance Company
                                    1300 South Clinton Street
                                    Fort Wayne, Indiana  46802

         And

                                    Robert O. Sheppard, Esq.
                                    Lincoln Life & Annuity Company of New York
                                    120 Madison Street
                                    Suite 1700
                                    Syracuse, New York  13202

         If to DELAWARE:

                                    Daniel J. O'Brien
                                    Delaware Distributors, L.P.
                                    1818 Market Street
                                    Philadelphia, PA  19103

        Any party may specify another name and/or address in writing. Each such notice to a party shall be hand-delivered; or transmitted by postage prepaid registered or certified United States mail, with return receipt requested; or sent by an overnight courier service.

15.     INTERPRETATION, JURISDICTION, ETC.

        a. This Agreement constitutes the whole agreement among the parties to this Agreement relating to the wholesaling activities contemplated in this Agreement, and supersedes all prior oral or written negotiations among the parties to this Agreement with respect to the subject matter of this Agreement. The parties acknowledge that LNY and the Funds have entered into Participation Agreements and that it may be necessary to construe the terms of such Participation Agreements and this Agreement together. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the State of New York without giving effect to its principles of conflict of laws.

        b. Anything in this Agreement to the contrary notwithstanding, (i) in no event will DELAWARE, in performing its services for LNY under this Agreement, interpose itself into the contractual relationship between LNY and any of its contractowners; and (ii) in no event will DELAWARE, in performing its services for LNY or LFA under this Agreement, intervene in the relationship between LNY or LFA and any of its Brokers and/or Brokers' Associated Persons in such a manner as to directly or indirectly cause any Broker(s) to breach its/their Selling Group Agreement(s) with LNY or LFA.

16. HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

18. SEVERABILITY. This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.

19. REGULATION. This Agreement shall be subject to all applicable provisions of state law and to the 1933 Act; 1934 Act; 1940 Act; and the Regulations and the rules and regulations of the NASD, from time to time in effect; including such exemptions from the 1940 Act as the SEC may grant. The terms of this Agreement shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from
        Section 15(b)(2) of the 1940 Act.

        IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer as of the date first set forth above.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
   -----------------------------------------------
Name:
     ---------------------------------------------
Title:
      --------------------------------------------


LINCOLN FINANCIAL ADVISORS

By:
   -----------------------------------------------
Name:
     ---------------------------------------------
Title:
      --------------------------------------------


DELAWARE DISTRIBUTORS, L.P.
By:      DELAWARE DISTRIBUTORS, INC.
         (General Partner)

By:
   -----------------------------------------------
Name:
     ---------------------------------------------
Title:
      --------------------------------------------

                                    EXHIBIT A

                   Intellectual Property Rights of the Parties

I. DELAWARE. Delaware Management Holdings, Inc. owns all right, title and interest, including the good will associated therewith, in and to the marks DELAWARE, DELAWARE GROUP, DELAWARE INVESTMENTS and DELAWARE GROUP PREMIUM FUND, which may be used in connection with one or more of the underlying investment media for the Contracts, and in and to the name DELAWARE in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "Delaware Licensed Marks"). Delaware Management Holdings, Inc. has granted to DELAWARE the right and license to use the Delaware Licensed Marks and the right to sublicense to others. DELAWARE hereby grants to LNY a revokable, nonexclusive license to use the Delaware Licensed Marks in connection with the Contracts and LNY's performance of the services as set forth under this Agreement.

        A. TERM. The grant of limited license as specified in this Exhibit A shall terminate with respect to Delaware Licensed Marks on the earlier of the following events:

                1. A change of name of such Delaware Licensed Mark to a name that does not include the term "Delaware"; or

                2. Solely at the option of DELAWARE, with respect to any or all Delaware Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this Exhibit A shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the Delaware Licensed Marks were previously used, and so long as such use was made in conformity and continue to conform with the terms of this Agreement.

Upon termination of the grant of limited license, LNY shall, within ten (10) business days of the effective termination date, cease to issue new Contracts or to use or disseminate any promotional, sales or advertising material relating to the Contracts or service existing Contracts except as provide in A.2 above under such Delaware Licensed Mark, and shall likewise cease any new business activity that suggests that it has any right under such Delaware Licensed Mark or that it has any association with DELAWARE in connection with any such Contracts with respect to such Delaware Licensed Mark. In addition, LNY shall cease to use the Mark DELAWARE-LNY CHOICPLUS, except to the extent permitted for DELAWARE Licensed Markers under A.2 above.

        B.      PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS.

                1. LNY agrees that it will display the Delaware Licensed Marks only in such form and manner as are specifically approved by DELAWARE and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as DELAWARE may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by LNY to DELWARE for the purpose of service mark reviews and approval at least ten (10) business days before their intended use by LNY.

                2. During the term of this limited license, DELAWARE may request that LNY submit samples of any material bearing any of the Delaware Licensed Marks that were previously approved by DELAWARE or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of DELAWARE, then LNY shall immediately cease using or disseminating such disapproved material. LNY shall obtain the prior written approval of DELAWARE for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by LNY.

        C. ASSIGNMENT. This limited license is personal to LNY and may not be assigned without the prior written consent of DELAWARE.

        D. BREACH. If LNY shall violate or fail to perform any of its obligations under this limited license, DELAWARE shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless LNY shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that DELAWARE may have against LNY.

        E. DELAWARE'S RIGHTS. All rights in the Delaware Licensed Marks other than those specifically granted herein are reserved by DELAWARE for its own use and benefit. LNY shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by DELAWARE to confirm DELAWARE's ownership of all such rights.

II. LINCOLN. National Corporation owns all right, title and interest, including the good will associated therewith, in and to the marks LINCOLN NATIONAL, LINCOLN SILHOUETTE DESIGN, and LINCOLN FINANCIAL GROUP which may be used in connection with one or more of the underlying investment media for the contracts, and in and to the name LINCOLN in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "LNC Marks"). Lincoln National Corporation has granted to LINCOLN the right and license to use the LNC Marks and the right to sublicense to others. In addition, LINCOLN owns all right, title and interest, including the good will associated therewith, in and to the marks, LINCOLN LIFE, A. LINCOLN Signature Design, and DELAWARE-LINCOLN CHOICEPLUS (such marks are hereinafter referred to as "Lincoln Marks"). For the purpose of this Agreement, the LNC Marks and the Lincoln Marks shall be collectively referred to as the "Lincoln Licensed Marks". LINCOLN hereby grants to DELAWARE a revokable, nonexclusive limited license to use the Lincoln Licensed Marks in connection with the Contracts and DELAWARE's performance of the services as set forth under this Agreement.

        A. TERM. The grant of limited license as specified in this Exhibit A shall terminate with respect to Lincoln Licensed Marks on the earlier of the following events:

                        1. A change of name of such Lincoln Licensed Marks to a name that does not include the term "LINCOLN"; or

                        2. Solely at the option of LINCOLN, with respect to any or all Lincoln Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this Exhibit A shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the Lincoln Licensed Marks were previously used, and so long as such use was made in conformity and continues to conform with the terms of this Agreement.

                        Upon termination of the grant of limited license,
                DELAWARE shall, within ten (10) business days of the effective termination date, cease its wholesaling activities hereunder and suspend all dissemination of promotional, sales and advertising material relating to the Contracts or service existing Contracts except as provided in A.2 above under such Lincoln Licensed Marks, and shall likewise cease any new business activity that suggests that it has any right under such Lincoln Licensed Marks or that it has any association with LINCOLN in connection with any such Contracts with respect to such Lincoln Licensed Marks.

        B.      PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS.

                        1. DELAWARE agrees that it will display the Lincoln Licensed Marks only in such form and manner as are specifically approved by LINCOLN and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as LINCOLN may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by DELAWARE to LINCOLN for the purpose of service mark reviews and approval at least ten business days before their intended use by DELAWARE.

                        2. During the term of this limited license, LINCOLN may request that DELAWARE submit samples of any material bearing any of the Lincoln Licensed Marks that were previously approved by LINCOLN or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of LINCOLN, then DELAWARE shall immediately cease using or disseminating such disapproved material. DELAWARE shall obtain the prior written approval of LINCOLN for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by DELAWARE.

        C. ASSIGNMENT. This limited license is personal to DELAWARE and may not be assigned without the prior written consent of LINCOLN.

        D. BREACH. If DELAWARE shall violate or fail to perform any of its obligations under this limited license. LINCOLN shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless DELAWARE shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that LINCOLN may have against DELAWARE.

        E. LINCOLN'S RIGHTS. All rights in the Lincoln Licensed Marks other than those specifically granted herein are reserved by LINCOLN for its own use and benefit. DELAWARE shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by LINCOLN to confirm LINCOLN's ownership of all such rights.

                                  Schedule 1.d

                          Separate Account Subaccounts
                      To be available under the Contracts
                      Subject to the Wholesaling Agreement

                           Effective October___,1999

NAME OF SEPARATE ACCOUNT                          SUBACCOUNTS
Lincoln New York Separate Account N               AIM V.I. Growth Subaccount
                                                  AIM V.I. Value Subaccount
                                                  AIM V.I. International Equity Subaccount
                                                  BT Insurance Trust Equity 500 index Subaccount
                                                  Delaware Group Decatur Total Return Subaccount
                                                  Delaware Group Devon Subaccount
                                                  Delaware Group Social Awareness Subaccount
                                                  Delaware Group REIT Subaccount
                                                  Delaware Group Small Cap Value Subaccount
                                                  Delaware Group Trend Subaccount
                                                  Delaware Group International Equity Subaccount
                                                  Delaware Group Emerging Markets Subaccounts
                                                  Delaware Group Delchester Subaccount
                                                  Dreyfus Variable Fund Small Cap Subaccount
                                                  Fidelity VIP Equity-Income Subaccount
                                                  Fidelity VIP Growth Subaccount
                                                  Fidelity VIP Overseas Subaccount
                                                  Fidelity VIP III Growth Opportunities Subaccount
                                                  Investors Fund Kemper Govt. Securities Subaccount
                                                  Investors Fund Kemper Small Cap Growth Subaccount
                                                  Liberty Variable Trust Colonial U.S. Stock Subaccount
                                                  Liberty Variable Trust Newport Tiger Subaccount
                                                  Lincoln National Bond Subaccount
                                                  Lincoln National Money Market Subaccount
                                                  MFS Variable Trust Total Return Subaccount
                                                  MFS Variable Trust Utilities Subaccount
                                                  MFS Variable Trust Emerging Growth Subaccount
                                                  MFS Variable Trust Research Subaccount
                                                  OCC Trust Global Equity Subaccount
                                                  OCC Trust Managed Subaccount

                                  Schedule 1.g

                   Contracts Subject to Wholesaling Agreement

                          Effective October ___, 1999

                                                      SEC ('33 Act)
   Marketing                          Policy          Registration         Name of
Name of Contract                      Form No.        No.                  Separate Account
----------------                      --------        ---                  ----------------
Delaware-Lincoln Choice Plus          AN425-LL*       333-40937            Lincoln New York
                                                                           Separate Account N
                                                                           For Variable Annuities

                                  SCHEDULE 9.a
                              COMPENSATION SCHEDULE
                            EFFECTIVE November 20, 1998


COMPENSATION PAYABLE BY LINCOLN TO DELAWARE FOR WHOLSALING ACTIVITY

Both ChoicePlus and ChoicePlus XL pay the same wholesaling allowances, which vary by year of deposit. All wholesaling allowances are paid as a percent of new deposits; no trail of any kind is paid.

Year of Deposit                           Allowance*
---------------                           ----------
(Calendar Year)                           (Percent of New Deposit)
1998                                      0.75%
1999                                      2.08%
2000                                      1.50%
2001                                      1.00%
2002                                      0.75%

Compensation will be paid to DELAWARE according to then current Lincoln practice, but no less frequently than weekly.

On all business produced through the LFA distribution system, the allowance shown in the table above will be reduced by the estimated cost of the bonus program for LFA producers. The amount will be determined annually prior to the beginning of the calendar year.

* To the extent that the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is not paid to a broker/dealer, the difference between what is paid and the amount available under options 1, 2, or 3 will be paid to DELAWARE. This is in addition to the percentage shown in the table above.

To the extent more than the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is paid to a broker/dealer, the excess over the amount available under options 1, 2, or 3 will be paid to LINCOLN. This will be a deduction from the percentage shown in the table above.

          Option         Age 80 or Less      Ages 81-85
          ------         --------------      ----------
             1               6.50%              4.50%
             2               4.00%              2.50%
             3               4.75%              3.25%